Exhibit 99.1

PROG Holdings, Inc. Declares Dividend

SALT LAKE CITY, November 6, 2025– PROG Holdings, Inc. (NYSE:PRG), the fintech holding company for Progressive Leasing, Four Technologies, and Build, announced today that its Board of Directors declared a quarterly cash dividend of $0.13 per share of common stock, payable on December 2, 2025, to shareholders of record as of the close of business on November 18, 2025.

About PROG Holdings, Inc.
PROG Holdings, Inc. (NYSE:PRG) is a fintech holding company headquartered in Salt Lake City, UT, that provides transparent and competitive payment options and inclusive consumer financial products. The Company owns Progressive Leasing, a leading provider of e-commerce, app-based, and in-store point-of-sale lease-to-own solutions, Four Technologies, a provider of Buy Now, Pay Later payment options through its platform Four, and Build, a provider of personal credit building products. More information on PROG Holdings' companies can be found at https://www.progholdings.com.

Investor Contact
John A. Baugh, CFA
VP, Investor Relations
john.baugh@progleasing.com